Exhibit 1.01

INTERNATIONAL BUSINESS MACHINES CORPORATION

Conflict Minerals Report

For the reporting period from January 1, 2023 through December 31, 2023

This Conflict Minerals Report (Report) of International Business Machines Corporation (IBM) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the Rule) promulgated under the Securities Exchange Act of 1934, as amended, for the period from January 1, 2023, through December 31, 2023 (Reporting Period).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are columbite-tantalite (coltan), cassiterite, and wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten, and gold (collectively, Conflict Minerals or 3TG). As described in this Report, Conflict Minerals are necessary for the functionality or production of certain products that IBM manufactures or contracts to manufacture.

Design of IBM’s Responsible Minerals Program

IBM’s Responsible Minerals Program, which includes IBM’s Conflict Minerals Initiative, and Cobalt and Mica Initiative, is run by full-time, experienced supply chain professionals within IBM’s Global Procurement organization. This team reports to IBM’s Vice President and Chief Procurement Officer, who has responsibility for IBM’s external supply base in support of products listed in this report. IBM is highly committed to sourcing 3TG and other minerals responsibly. In support of its established goals, IBM continued work to develop future platforms for mineral traceability due diligence, optimized Responsible Minerals supply chain education and evolved practices through strong collaboration with companies, smelters and refiners, and industry groups.

Description of IBM’s Products

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by IBM; and (iii) for which the manufacture was completed during the Reporting Period. IBM products include the following categories that were manufactured or contracted to be manufactured by IBM in 2023:

IBM Hybrid Infrastructure: provides clients with innovative infrastructure platforms to help meet the new requirements of hybrid multi-cloud and enterprise AI workloads leveraging flexible and as-a-service consumption models. Hybrid Infrastructure includes zSystems and Distributed Infrastructure.

zSystems (also referred to as IBM Z): the premier transaction processing platform with leading security, resilience and scale, highly optimized for mission-critical, high-volume transaction workloads and enabled for enterprise AI and hybrid cloud. It includes zSystems and LinuxONE, with a range of high-performance systems designed to address enterprise computing capacity, security and performance needs, z/OS, a security-rich, high-performance enterprise operating system, as well as Linux and other operating systems.

Distributed Infrastructure: includes Power, Storage, and IBM Cloud Infrastructure-as-a-Service (IaaS). Power consists of high-performance servers, designed and engineered for data intensive and AI-enabled workloads and optimized for hybrid cloud and Linux. The Storage portfolio consists of a broad range of storage hardware and software-defined offerings, including Z-attach and distributed flash, tape solutions, software-defined storage controllers, data protection software and network-attach storage. IBM Cloud IaaS is built on enterprise-grade hardware with leading security and compliance capabilities and offers flexible computing options across architectures to meet client workload needs.

Reasonable Country of Origin Inquiry

IBM conducted a good faith reasonable country of origin inquiry regarding 3TG. This inquiry was designed to determine whether any of the 3TG originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (collectively Covered Countries), and whether any of the Conflict Minerals may be from recycled or scrap sources.

IBM’s Conflict Minerals Due Diligence Design

IBM’s due diligence measures for 3TG conforms in all applicable respects to the framework outlined in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including Annex II and the related supplements pertaining to downstream companies (OECD Guidance).

IBM is not a direct purchaser of ore or unrefined minerals; it is several tiers “downstream” from the smelters or refiners (SORs) of such minerals. SORs are at a point in the supply chain where ore, concentrates, and/or scrap material are converted to metal. IBM, like many downstream companies, does not have direct business relationships with SORs or visibility to the extraction and movement of 3TG between SORs and upstream entities. This position increases the difficulty of determining the origin of the 3TG in IBM products and, as a result, IBM relies on established industry processes and information provided by its in-scope direct suppliers.

Description of Due Diligence Measures Performed

IBM upholds a high standard of due diligence to meet legal requirements and internationally accepted standards, with the ultimate goal of establishing and maintaining a responsible supply chain for 3TG. IBM aligns its Responsible Minerals Policy with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (CAHRAs). As a member of the Responsible Minerals Initiative (RMI) our due diligence process utilizes RMI resources including the Conflict Minerals Reporting Template (CMRT) and the Responsible Minerals Assurance Process (RMAP), augmented by the London Bullion Market Association (LBMA), the Responsible Jewellery Council Chain of Custody Standard (RJC CoC), and the Tungsten Industry – Conflict Minerals Council (TI-CMC). The RMAP, LBMA, RJC CoC, and TI-CMC use independent third-party audits to identify SORs that have systems in place to ensure focus minerals are sourced responsibly. RMAP, LBMA, RJC CoC, and TI-CMC are recognized by the industry as third-party validation schemes. Independently, IBM also conducts further due diligence on SORs only processing 3TG recycled scrap as a part of our sustainability commitment.

Below is a description of the due diligence measures performed by IBM for the Reporting Period, based on the OECD Guidance:

1. OECD Step 1: Establish strong company management systems

▪	Positioned the IBM Responsible Minerals team within IBM’s Global Procurement organization to orchestrate the execution of IBM's 3TG Program.

▪	The IBM Responsible Minerals team reports through IBM’s Chief Procurement Officer and this Report is reviewed by IBM’s Senior Vice President of Infrastructure. During the year, we reported to IBM’s Global Procurement management on topics such as CMRT collection efforts, in-scope supplier progress, SOR risk mitigation, and driving identified SORs toward RMAP, LBMA, RJC CoC, or TI-CMC engagement.

▪	Implemented IBM’s Responsible Minerals Policy to include 3TG from the Covered Countries and CAHRAs. This policy outlines IBM’s dedication to ethical and responsible minerals sourcing due diligence consistent with the OECD Guidance. This policy also emphasizes IBM’s expectations with its hardware suppliers for sourcing minerals ethically and responsibly. Our policy is publicly available and can be found at https://www.ibm.com/procurement/responsibleminerals

▪	Designated members of the Responsible Minerals team engaged with in-scope suppliers, fostering collaboration, providing invaluable support, and offering expert guidance to facilitate the realization of the objectives outlined within IBM's Responsible Minerals program.

▪	Utilized a well-established communication portal for both internal and external stakeholders to report concerns about 3TG, directing them to the independent Ombudsman Office of IBM for resolution at: https://www.ibm.com/procurement/ombudsman-information

▪	Included Responsible Minerals requirements in standard contract templates: All IBM’s hardware suppliers are required to sign a contract agreement to only source minerals responsibly, in alignment with IBM’s Responsible Minerals Policy.

2. OECD Step 2: Identify and assess risks in the supply chain

▪	Requested IBM’s in-scope suppliers to survey their upstream suppliers twice per year to identify SORs and related 3TG information through the RMI CMRT.

▪	Oversaw the aggregation of supplier CMRTs and conducted comprehensive evaluations of the data contained within, aligning with IBM's stringent validation criteria, and adhering to the guidelines outlined by the OECD.

▪	Utilized curated data from RMI, supplemented by extensive research, to discern the potential provenance of 3TG present in IBM products, particularly scrutinizing any trace of origin from the designated Covered Countries and CAHRAs.

▪	Validated SORs status to confirm compliance with either RMAP, LBMA, RJC CoC, and/or TI-CMC standards.

▪	In situations when a nonconformant SOR was identified, the Responsible Minerals team collaborated and supported firms across multiple layers of the supply chain to trace and transition from use of the SOR.

▪	Deployed a third-party analytics tool to conduct a comprehensive evaluation of specific SORs for ownership risk.

3. OECD Step 3: Design and implement a strategy to respond to identified risks

▪	IBM requested suppliers to promptly transition away from SORs that had not been validated as conformant or active by a recognized third-party assessment scheme.

▪	Extended Responsible Minerals support beyond first-tier suppliers. We continued one-on-one training and joint outreach for new suppliers or personnel.

▪	Participated in the annual Responsible Minerals Initiative conference and forged strategic alliances with industry peers across the supply chain spectrum and relevant industry consortiums, harnessing efforts toward the establishment of an ethical and conscientious minerals-sourcing supply chain.

▪	Remained at the vanguard of macro-level Conflict Minerals discourse and advancements by actively engaging in the RMI, ensuring a comprehensive understanding of pertinent issues and evolving trends in the field.

▪	Implemented a strategic shift away from non-participatory or non-compliant SORs, redirecting focus towards those aligned with accredited schemes such as RMAP, LBMA, RJC, and/or TI-CMC, thereby ensuring adherence to stringent regulatory standards and industry best practices.

4. OECD Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

▪	Contributed to the advancement of RMI endeavors by actively engaging in collaborative RMI workgroups, thereby fostering synergy and innovation in the pursuit of responsible mineral-sourcing practices.

▪	Since its inception, supported RMI’s RMAP accreditation of SORs engaged in Responsible Minerals to build a global network of validated sources of material meeting the needs of IBM’s Responsible Minerals Policy. With the backing of over 500 members in RMI, the network of accredited SORs has grown considerably allowing for downstream companies to utilize greater percentages of third-party verified 3TG.

▪	Served as the exclusive liaison for designated SORs lacking accredited status, collaborating closely with RMI's smelter engagement teams to facilitate and advocate for their integration into third-party validation schemes such as RMAP and others.

▪	Participated in teleconferences with SORs to discuss matters regarding RMAP, such as understanding the dynamics of the SORs and downstream users of 3TG, SOR participation in the program, and retention of SORs in the program.

▪	Engaged in collaborative partnerships with metal organizations to explore the prospective expansion of third-party audit frameworks, fostering enhanced accountability and transparency within the responsible minerals and smelting sector.

~~▪~~	Delved into and advocated for expanded cross-recognition audit initiatives within the RMAP, thereby providing SORs with a broader array of audit program options compliant with both US and EU regulatory frameworks.

5. OECD Step 5: Report annually on supply chain due diligence

▪	According to the Rule, annually file Form SD and Exhibit 1.01 (Conflict Minerals Report).

▪	Published the 2022 Conflict Minerals Report on IBM’s Responsible Minerals website https://www.ibm.com/procurement/responsibleminerals

▪	Incorporated updates on the advancements made in Responsible Minerals management within IBM's annual Impact Report, exemplifying our steadfast commitment to transparency and accountability in responsible minerals and smelting practices.

▪	Retained records related to 3TG in conformance with IBM’s records retention policy.

Reporting Period Determination and Findings

Based on the information obtained through the due diligence process described herein, IBM believes SORs that may be used to process the 3TG contained in IBM products are listed in Appendix A. The list identifies SORs present at year-end 2023. Further, as listed in Appendix B, IBM has reasonably determined the potential countries of origin of the 3TG in IBM products.

The following chart illustrates the composition of 245 3TG SORs in IBM’s supply chain that (as of December 31) were conformant or actively participating in a third-party scheme or were processing 100 percent recycled scrap.

IBM’s progress in this area since 2016 is illustrated below and reflects that, at year-end 2023, 100 percent of 3TG SORs reported in the IBM supply chain are pursuing or are accredited as conformant to a recognized third-party validation scheme (or operating as refiners of 100 percent recycled 3TG). This is the fifth consecutive year of IBM’s supply chain achieving this level of performance.

From 2016 onward, SORs that were active in a recognized third-party validation scheme in addition to RMAP (LBMA, RJC, and/or TI-CMC) were added to the conformant category. In 2019 and beyond, IBM included in the conformant category SORs that do not seek third-party validation but are determined to operate solely from recycled or scrap sources – which the Rule designates as Conflict-Free.

IBM Requirement for Suppliers to be Conflict-Free

During 2023, IBM continued its initiative to have all in-scope direct suppliers achieve a conformant supply chain as defined by its Responsible Minerals Policy. In-scope direct suppliers with CMRTs containing SORs that are not progressing toward, or have not already received conflict-free accreditation, are required to transition those SORs from products provided to IBM. The IBM Responsible Minerals team and the Global Procurement organization work with those suppliers to help them achieve this goal. Their progress is tracked and reported to IBM Global Procurement executives monthly along with IBM’s progress toward attaining 100 percent conformant status. IBM has received CMRTs from 100 percent of our in-scope suppliers, containing over 99.8 percent reporting of the extended supply chain.

IBM’s Next Steps to Mitigate Conflict Minerals Risk

IBM expects to take the following steps to enhance its due diligence measures and to continue mitigating the risk that the 3TG contained in IBM products finance or benefit armed groups in the Covered Countries:

▪	Participating in the RMI contributes to the continued development of collaborative tools and resources for companies to assess their supply chains and avoid the inclusion of non-validated Conflict Minerals 3TG in the extended supply chain.

▪	Remain aware of developments in 3TG due diligence processes by participation in the RMI and apply that knowledge to IBM’s 3TG risk assessment and mitigation actions.

▪	As an ardent supporter of Environmental and Social stewardship, IBM continues to grow usage of 3TG SORs processing 100 percent recycled scrap.

▪	Work with RMI members and IBM in-scope suppliers to gain SOR’s commitment for their continued engagement with an RMAP assessment or another recognized validation scheme.

▪	Pursue resolution in 2024 for any identified SORs in IBM’s supply chain that are not validated as conformant to one of the recognized assessment schemes.

▪	Improve in-scope direct suppliers’ CMRT upstream supplier completeness; provide collaboration from IBM and other upstream suppliers to attain 100 percent upstream coverage.

▪	Drive in-scope direct suppliers to provide product-specific CMRTs versus company-level CMRTs, as company-level CMRTs may include SORs not used in the supply chain for IBM products; use of product-specific CMRTs by in-scope direct suppliers enables IBM to have a more precise list of SORs used in IBM products.

▪	Engage IBM Hardware Development and Global Procurement on future products to ascertain the conformant status of SORs to be used by the proposed in-scope direct suppliers. Eliminate the use of nonconformant SORs before introducing the product to the marketplace.

IBM’s Support of the RMI

As outlined in the OECD Guidance, the internationally recognized standard on which IBM’s due diligence is based, IBM supports an industry initiative that audits the due diligence activities of SORs. That industry initiative is the RMI’s RMAP. The potential countries of origin found in Appendix B, and upon which IBM relied for certain statements in this Report, were obtained through RMI and other accreditation source data. IBM is an active contributor to the RMI through our participation in various working groups. IBM’s member ID is MIBM.

Appendix A

Smelters or Refiners (SORs) that may be used to process 3TG contained in IBM Products.

SOR Status (as of December 31, 2023):

▪	“Conformant” indicates the SOR has completed an assessment and is listed by the RMAP, LBMA Good Delivery List, RJC Chain-of-Custody, or TI-CMC websites.

▪	“Active” indicates that the SOR is in the process of conformance assessment by one or more of the recognized third-party validation schemes.

▪	“Recycled Scrap” indicates that the SOR has demonstrated conformance to criteria for a facility processing only recycled or scrap materials and is currently not participating in one of the noted validation schemes.

IBM 2023 Conflict Minerals Report - Appendix A
(SORs for year-end 2023 with 3rd Party Assessment Status as of Dec 31, 2023)
Legend SOR Status: Conformant or Active (RMAP, LBMA, RJC, Ti-CMC), or Recycled Scrap (IBM)
Metal	Smelter Name	2023 Status
Tantalum	AMG Brasil	Conformant (RMAP)
Tantalum	D Block Metals, LLC	Conformant (RMAP)
Tantalum	F&X Electro-Materials Ltd.	Conformant (RMAP)
Tantalum	FIR Metals & Resource Ltd.	Conformant (RMAP)
Tantalum	Global Advanced Metals Aizu	Conformant (RMAP)
Tantalum	Global Advanced Metals Boyertown	Conformant (RMAP)
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Active (RMAP)
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Conformant (RMAP)
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Conformant (RMAP)
Tantalum	Jiangxi Tuohong New Raw Material	Conformant (RMAP)
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Conformant (RMAP)
Tantalum	Jiujiang Tanbre Co., Ltd.	Conformant (RMAP)
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Conformant (RMAP)
Tantalum	KEMET de Mexico	Conformant (RMAP)
Tantalum	Materion Newton Inc.	Conformant (RMAP)
Tantalum	Metallurgical Products India Pvt., Ltd.	Conformant (RMAP)
Tantalum	Mineracao Taboca S.A.	Conformant (RMAP)
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Conformant (RMAP)
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Conformant (RMAP)
Tantalum	NPM Silmet AS	Conformant (RMAP)
Tantalum	PowerX Ltd.	Conformant (RMAP)
Tantalum	QuantumClean	Conformant (RMAP)
Tantalum	Resind Industria e Comercio Ltda.	Conformant (RMAP)

Metal	Smelter Name	2023 Status
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	Conformant (RMAP)
Tantalum	Taki Chemical Co., Ltd.	Conformant (RMAP)
Tantalum	TANIOBIS Co., Ltd.	Conformant (RMAP)
Tantalum	TANIOBIS GmbH	Conformant (RMAP)
Tantalum	TANIOBIS Japan Co., Ltd.	Conformant (RMAP)
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Conformant (RMAP)
Tantalum	Telex Metals	Conformant (RMAP)
Tantalum	Ulba Metallurgical Plant JSC	Conformant (RMAP)
Tantalum	Ximei Resource (Guangdong) Limited	Conformant (RMAP)
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Conformant (RMAP)
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Conformant (RMAP)
Tin	Alpha	Conformant (RMAP)
Tin	Aurubis Beerse	Conformant (RMAP)
Tin	Aurubis Berango	Conformant (RMAP)
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Conformant (RMAP)
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Conformant (RMAP)
Tin	China Tin Group Co., Ltd.	Conformant (RMAP)
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Conformant (RMAP)
Tin	CRM Synergies	Conformant (RMAP)
Tin	CV Ayi Jaya	Conformant (RMAP)
Tin	CV Venus Inti Perkasa	Conformant (RMAP)
Tin	Dowa	Conformant (RMAP)
Tin	DS Myanmar	Conformant (RMAP)
Tin	EM Vinto	Conformant (RMAP)
Tin	Estanho de Rondonia S.A.	Conformant (RMAP)
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Conformant (RMAP)
Tin	Fenix Metals	Conformant (RMAP)
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Conformant (RMAP)
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Conformant (RMAP)
Tin	HuiChang Hill Tin Industry Co., Ltd.	Conformant (RMAP)
Tin	Jiangxi New Nanshan Technology Ltd.	Conformant (RMAP)
Tin	Luna Smelter, Ltd.	Conformant (RMAP)
Tin	Magnu's Minerais Metais e Ligas Ltda.	Conformant (RMAP)
Tin	Malaysia Smelting Corporation (MSC)	Conformant (RMAP)
Tin	Ma'anshan Weitai Tin Co., Ltd.	Active (RMAP)
Tin	Metallic Resources, Inc.	Conformant (RMAP)
Tin	Mineracao Taboca S.A.	Conformant (RMAP)
Tin	Minsur	Conformant (RMAP)
Tin	Mining Minerals Resources SARL	Conformant (RMAP)
Tin	Mitsubishi Materials Corporation	Conformant (RMAP)
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Conformant (RMAP)
Tin	O.M. Manufacturing Philippines, Inc.	Conformant (RMAP)

Metal	Smelter Name	2023 Status
Tin	Operaciones Metalurgicas S.A.	Conformant (RMAP)
Tin	Precious Minerals and Smelting Limited	Active (RMAP)
Tin	PT Aries Kencana Sejahtera	Conformant (RMAP)
Tin	PT Artha Cipta Langgeng	Conformant (RMAP)
Tin	PT ATD Makmur Mandiri Jaya	Conformant (RMAP)
Tin	PT Babel Inti Perkasa	Conformant (RMAP)
Tin	PT Babel Surya Alam Lestari	Conformant (RMAP)
Tin	PT Bangka Prima Tin	Conformant (RMAP)
Tin	PT Bangka Serumpun	Conformant (RMAP)
Tin	PT Bangka Tin Industry	Active (RMAP)
Tin	PT Belitung Industri Sejahtera	Active (RMAP)
Tin	PT Bukit Timah	Conformant (RMAP)
Tin	PT Cipta Persada Mulia	Conformant (RMAP)
Tin	PT Menara Cipta Mulia	Conformant (RMAP)
Tin	PT Mitra Stania Prima	Conformant (RMAP)
Tin	PT Mitra Sukses Globalindo	Conformant (RMAP)
Tin	PT Premium Tin Indonesia	Conformant (RMAP)
Tin	PT Prima Timah Utama	Conformant (RMAP)
Tin	PT Putera Sarana Shakti (PT PSS)	Conformant (RMAP)
Tin	PT Rajawali Rimba Perkasa	Conformant (RMAP)
Tin	PT Rajehan Ariq	Conformant (RMAP)
Tin	PT Refined Bangka Tin	Conformant (RMAP)
Tin	PT Sariwiguna Binasentosa	Conformant (RMAP)
Tin	PT Stanindo Inti Perkasa	Conformant (RMAP)
Tin	PT Sukses Inti Makmur (SIM)	Conformant (RMAP)
Tin	PT Timah Tbk Kundur	Conformant (RMAP)
Tin	PT Timah Tbk Mentok	Conformant (RMAP)
Tin	PT Tinindo Inter Nusa	Conformant (RMAP)
Tin	PT Tommy Utama	Conformant (RMAP)
Tin	Resind Industria e Comercio Ltda.	Conformant (RMAP)
Tin	Rui Da Hung	Conformant (RMAP)
Tin	Super Ligas	Conformant (RMAP)
Tin	Thaisarco	Conformant (RMAP)
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	Conformant (RMAP)
Tin	Tin Technology & Refining	Conformant (RMAP)
Tin	White Solder Metalurgia e Mineracao Ltda.	Conformant (RMAP)
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Conformant (RMAP)
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Conformant (RMAP)
Tungsten	A.L.M.T. Corp.	Conformant (RMAP, TI-CMC)
Tungsten	Asia Tungsten Products Vietnam Ltd.	Conformant (RMAP)
Tungsten	China Molybdenum Tungsten Co., Ltd.	Conformant (RMAP)
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Cronimet Brasil Ltda	Conformant (RMAP)
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)

Metal	Smelter Name	2023 Status
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Conformant (RMAP)
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Global Tungsten & Powders LLC.	Conformant (RMAP, TI-CMC)
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Hubei Green Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Conformant (RMAP)
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Conformant (RMAP, TI-CMC)
Tungsten	Japan New Metals Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Kenee Mining Corporation Vietnam	Active (RMAP)
Tungsten	Kennametal Fallon	Conformant (RMAP, TI-CMC)
Tungsten	Kennametal Huntsville	Conformant (RMAP, TI-CMC)
Tungsten	Lianyou Metals Co., Ltd.	Conformant (RMAP)
Tungsten	Lianyou Resources Co., Ltd.	Active (RMAP)
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Masan High-Tech Materials	Conformant (RMAP, TI-CMC)
Tungsten	Niagara Refining LLC	Conformant (RMAP, TI-CMC)
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Conformant (RMAP, TI-CMC)
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Conformant (RMAP)
Tungsten	Taniobis Smelting GmbH & Co. KG	Conformant (RMAP, TI-CMC)
Tungsten	Tungsten Vietnam Joint Stock Company	Conformant (RMAP)
Tungsten	Wolfram Bergbau und Hutten AG	Conformant (RMAP, TI-CMC)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Xiamen Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Gold	8853 S.p.A.	Conformant (RJC)
Gold	Abington Reldan Metals, LLC	Conformant (RMAP)
Gold	Advanced Chemical Company	Active (RMAP)
Gold	Agosi AG	Conformant (LBMA, RMAP)
Gold	Aida Chemical Industries Co., Ltd.	Conformant (RMAP)
Gold	Al Etihad Gold Refinery DMCC	Conformant (RJC)
Gold	Alexy Metals	Recycled Scrap
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Conformant (LBMA, RMAP)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Conformant (LBMA, RMAP)
Gold	Argor-Heraeus S.A.	Conformant (LBMA, RJC, RMAP)
Gold	Asahi Pretec Corp.	Conformant (LBMA, RMAP)
Gold	Asahi Refining Canada Ltd.	Conformant (LBMA, RMAP)

Metal	Smelter Name	2023 Status
Gold	Asahi Refining USA Inc.	Conformant (LBMA, RMAP)
Gold	Asaka Riken Co., Ltd.	Conformant (RMAP)
Gold	Augmont Enterprises Private Limited	Conformant (RJC)
Gold	Aurubis AG	Conformant (LBMA, RMAP)
Gold	Bangalore Refinery	Active (RMAP)
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Conformant (LBMA, RMAP)
Gold	Boliden AB	Conformant (LBMA, RMAP)
Gold	C. Hafner GmbH + Co. KG	Conformant (LBMA, RJC, RMAP)
Gold	CCR Refinery - Glencore Canada Corporation	Conformant (LBMA, RMAP)
Gold	Cendres + Metaux S.A.	Conformant (RJC)
Gold	Chimet S.p.A.	Conformant (LBMA, RMAP)
Gold	Chugai Mining	Conformant (RMAP)
Gold	Daye Non-Ferrous Metals Mining Ltd.	Conformant (LBMA)
Gold	Dowa	Conformant (RMAP)
Gold	DSC (Do Sung Corporation)	Conformant (RMAP)
Gold	Eco-System Recycling Co., Ltd. East Plant	Conformant (RMAP)
Gold	Eco-System Recycling Co., Ltd. North Plant	Conformant (RMAP)
Gold	Eco-System Recycling Co., Ltd. West Plant	Conformant (RMAP)
Gold	Coimpa Industrial LTDA	Conformant (RMAP)
Gold	GG Refinery Ltd.	Active (RMAP)
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	Active (RMAP)
Gold	Gold by Gold Colombia	Conformant (RMAP)
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Conformant (LBMA)
Gold	Heimerle + Meule GmbH	Conformant (LBMA, RMAP)
Gold	Heraeus Germany GmbH Co. KG	Conformant (LBMA, RMAP)
Gold	Heraeus Metals Hong Kong Ltd.	Conformant (LBMA, RJC, RMAP)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Ishifuku Metal Industry Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Istanbul Gold Refinery	Conformant (LBMA, RMAP)
Gold	Italpreziosi	Conformant (LBMA, RJC, RMAP)
Gold	Japan Mint	Conformant (LBMA, RMAP)
Gold	Jiangxi Copper Co., Ltd.	Conformant (LBMA, RMAP)
Gold	JX Nippon Mining & Metals Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Kazzinc	Conformant (LBMA, RMAP)
Gold	Kennecott Utah Copper LLC	Conformant (LBMA, RMAP)
Gold	KGHM Polska Miedz Spolka Akcyjna	Conformant (LBMA, RMAP)
Gold	Kojima Chemicals Co., Ltd.	Conformant (RMAP)
Gold	Korea Zinc Co., Ltd.	Conformant (RMAP)
Gold	L'Orfebre S.A.	Conformant (RMAP)
Gold	LS MnM Inc.	Conformant (LBMA, RMAP)
Gold	LT Metal Ltd.	Conformant (RMAP)
Gold	Materion	Conformant (RMAP)

Metal	Smelter Name	2023 Status
Gold	Matsuda Sangyo Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Metal Concentrators SA (Pty) Ltd.	Conformant (RJC, RMAP)
Gold	Metalor Technologies (Hong Kong) Ltd.	Conformant (LBMA, RJC, RMAP)
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Conformant (LBMA, RJC, RMAP)
Gold	Metalor Technologies (Suzhou) Ltd.	Conformant (LBMA, RJC, RMAP)
Gold	Metalor Technologies S.A.	Conformant (LBMA, RJC, RMAP)
Gold	Metalor USA Refining Corporation	Conformant (LBMA, RJC, RMAP)
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Conformant (LBMA, RMAP)
Gold	Mitsubishi Materials Corporation	Conformant (LBMA, RMAP)
Gold	Mitsui Mining and Smelting Co., Ltd.	Conformant (LBMA, RMAP)
Gold	MKS PAMP SA	Conformant (LBMA, RMAP)
Gold	MMTC-PAMP India Pvt., Ltd.	Conformant (LBMA, RMAP)
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Conformant (LBMA, RMAP)
Gold	Navoi Mining and Metallurgical Combinat	Conformant (LBMA, RMAP)
Gold	NH Recytech Company	Recycled Scrap
Gold	Nihon Material Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Conformant (RJC, RMAP)
Gold	Ohura Precious Metal Industry Co., Ltd.	Conformant (RMAP)
Gold	Planta Recuperadora de Metales SpA	Conformant (RMAP)
Gold	PT Aneka Tambang (Persero) Tbk	Conformant (LBMA, RMAP)
Gold	PX Precinox S.A.	Conformant (LBMA, RMAP)
Gold	Rand Refinery (Pty) Ltd.	Conformant (LBMA, RMAP)
Gold	REMONDIS PMR B.V.	Conformant (LBMA, RMAP)
Gold	Royal Canadian Mint	Conformant (LBMA, RMAP)
Gold	SAAMP	Conformant (RJC)
Gold	Safimet S.p.A	Conformant (RJC)
Gold	SAFINA A.S.	Conformant (RMAP)
Gold	Samduck Precious Metals	Recycled Scrap
Gold	SEMPSA Joyeria Plateria S.A.	Conformant (LBMA, RJC, RMAP)
Gold	Shandong Gold Smelting Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Singway Technology Co., Ltd.	Recycled Scrap
Gold	Solar Applied Materials Technology Corp.	Conformant (LBMA, RMAP)
Gold	Sumitomo Metal Mining Co., Ltd.	Conformant (LBMA, RMAP)
Gold	SungEel HiMetal Co., Ltd.	Conformant (RMAP)
Gold	T.C.A S.p.A	Conformant (LBMA, RMAP)
Gold	Tanaka Kikinzoku Kogyo K.K.	Conformant (LBMA, RMAP)
Gold	Tokuriki Honten Co., Ltd.	Conformant (LBMA, RMAP)
Gold	TOO Tau-Ken-Altyn	Conformant (LBMA, RMAP)
Gold	Torecom	Conformant (RMAP)
Gold	Umicore Precious Metals Thailand	Recycled Scrap
Gold	Umicore S.A. Business Unit Precious Metals Refining	Conformant (LBMA)

Metal	Smelter Name	2023 Status
Gold	United Precious Metal Refining, Inc.	Conformant (RMAP)
Gold	Valcambi S.A.	Conformant (LBMA, RJC, RMAP)
Gold	WEEEREFINING	Conformant (RMAP)
Gold	Western Australian Mint (T/a The Perth Mint)	Conformant (LBMA, RMAP)
Gold	WIELAND Edelmetalle GmbH	Conformant (RJC, RMAP)
Gold	Yamakin Co., Ltd.	Conformant (RMAP)
Gold	Yokohama Metal Co., Ltd.	Conformant (RMAP)
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Conformant (LBMA, RMAP)

Appendix B

Reasonable Country of Origin Inquiry for Conflict Minerals associated with the SORs listed in Appendix A

(Based on RMI, LBMA, RJC, and TI-CMC accreditation source data)

IBM RCOI Data 2023
Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, Ti-CMC due diligence	Material Origin	Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, Ti-CMC due diligence	Material Origin
Algeria	Recycled Scrap	Brazil	Mined Ores & Recycled Scrap
Andorra	Recycled Scrap	Bulgaria	Recycled Scrap
Antigua and Barbuda	Recycled Scrap	Burkina Faso	Mined Ores & Recycled Scrap
Argentina	Mined Ores & Recycled Scrap	Burundi	Mined Ores
Australia	Mined Ores & Recycled Scrap	Cambodia	Mined Ores
Austria	Mined Ores & Recycled Scrap	Cameroon	Recycled Scrap
Azerbaijan	Mined Ores	Canada	Mined Ores & Recycled Scrap
Bahamas	Recycled Scrap	Cayman Islands	Recycled Scrap
Bangladesh	Recycled Scrap	Chile	Mined Ores & Recycled Scrap
Barbados	Recycled Scrap	China	Mined Ores & Recycled Scrap
Belarus	Recycled Scrap	Chinese Taipei (Taiwan)	Recycled Scrap
Belgium	Recycled Scrap	Colombia	Mined Ores & Recycled Scrap
Benin	Mined Ores & Recycled Scrap	Congo, Democratic Republic of the	Mined Ores & Recycled Scrap
Bolivia (Plurinational State of)	Mined Ores & Recycled Scrap	Costa Rica	Recycled Scrap
Bosnia and Herzegovina	Recycled Scrap	Côte d'Ivoire (Ivory Coast)	Mined Ores & Recycled Scrap
Botswana	Mined Ores	Croatia	Recycled Scrap

IBM RCOI Data 2023
Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, Ti-CMC due diligence	Material Origin	Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, Ti-CMC due diligence	Material Origin
Curacao	Recycled Scrap	Kuwait	Recycled Scrap
Cyprus	Recycled Scrap	Kyrgyzstan	Mined Ores & Recycled Scrap
Czech Republic	Recycled Scrap	Lao People's Democratic Republic	Mined Ores
Denmark	Recycled Scrap	Latvia	Recycled Scrap
Dominican Republic	Mined Ores & Recycled Scrap	Lebanon	Recycled Scrap
Ecuador	Mined Ores & Recycled Scrap	Liberia	Mined Ores
Egypt	Mined Ores & Recycled Scrap	Liechtenstein	Recycled Scrap
El Salvador	Recycled Scrap	Lithuania	Recycled Scrap
Estonia	Recycled Scrap	Luxembourg	Recycled Scrap
Ethiopia	Mined Ores	Macau	Recycled Scrap
Fiji	Mined Ores	Madagascar	Mined Ores
Finland	Mined Ores & Recycled Scrap	Malaysia	Mined Ores & Recycled Scrap
France and French Guiana	Mined Ores & Recycled Scrap	Mali	Mined Ores & Recycled Scrap
Georgia	Mined Ores & Recycled Scrap	Malta	Recycled Scrap
Germany	Recycled Scrap	Mauritania	Mined Ores
Ghana	Mined Ores & Recycled Scrap	Mauritius	Recycled Scrap
Greece	Recycled Scrap	Mexico	Mined Ores & Recycled Scrap
Grenada	Recycled Scrap	Monaco	Recycled Scrap
Guatemala	Mined Ores & Recycled Scrap	Mongolia	Mined Ores
Guinea	Mined Ores	Morocco	Mined Ores & Recycled Scrap
Guyana	Mined Ores	Mozambique	Mined Ores
Honduras	Mined Ores & Recycled Scrap	Myanmar	Mined Ores
Hong Kong	Recycled Scrap	Namibia	Mined Ores & Recycled Scrap
Hungary	Recycled Scrap	Netherlands	Recycled Scrap
Iceland	Recycled Scrap	New Zealand	Mined Ores & Recycled Scrap
India	Recycled Scrap	Nicaragua	Mined Ores
Indonesia	Mined Ores & Recycled Scrap	Republic of the Niger	Mined Ores & Recycled Scrap
Ireland	Recycled Scrap	Nigeria	Mined Ores & Recycled Scrap
Israel	Recycled Scrap	Norway	Recycled Scrap
Italy	Recycled Scrap	Oman	Mined Ores & Recycled Scrap
Jamaica	Recycled Scrap	Pakistan	Recycled Scrap
Japan	Mined Ores & Recycled Scrap	Panama	Mined Ores & Recycled Scrap
Jordan	Recycled Scrap	Papua New Guinea	Mined Ores
Kazakhstan	Mined Ores & Recycled Scrap	Peru	Mined Ores & Recycled Scrap
Kenya	Mined Ores & Recycled Scrap	Philippines	Mined Ores & Recycled Scrap
Korea, Republic of	Mined Ores & Recycled Scrap	Poland	Recycled Scrap

IBM RCOI Data 2023
Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, Ti-CMC due diligence	Material Origin	Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, Ti-CMC due diligence	Material Origin
Portugal	Recycled Scrap	Sweden	Mined Ores & Recycled Scrap
Puerto Rico	Recycled Scrap	Switzerland	Recycled Scrap
Romania	Recycled Scrap	Tajikistan	Recycled Scrap
Russian Federation*	Mined Ores & Recycled Scrap	Tanzania	Mined Ores & Recycled Scrap
Rwanda	Mined Ores	Thailand	Mined Ores & Recycled Scrap
Saint Kitts and Nevis	Recycled Scrap	Trinidad and Tobago	Recycled Scrap
Saudi Arabia	Mined Ores & Recycled Scrap	Tunisia	Recycled Scrap
Senegal	Mined Ores & Recycled Scrap	Turkey	Mined Ores & Recycled Scrap
Serbia	Mined Ores & Recycled Scrap	Turks and Caicos	Recycled Scrap
Sierra Leone	Mined Ores	Uganda	Mined Ores
Singapore	Recycled Scrap	Ukraine	Recycled Scrap
Sint Maarten	Recycled Scrap	United Arab Emirates	Recycled Scrap
Slovakia	Recycled Scrap	United Kingdom of Great Britain and Northern Ireland	Mined Ores & Recycled Scrap
Slovenia	Recycled Scrap	United States of America	Mined Ores & Recycled Scrap
South Africa	Mined Ores & Recycled Scrap	Uruguay	Recycled Scrap
Spain	Mined Ores & Recycled Scrap	Uzbekistan	Mined Ores & Recycled Scrap
St Vincent and Grenadines	Recycled Scrap	Vietnam	Mined Ores
Sudan	Mined Ores	Zambia	Mined Ores
Suriname	Mined Ores	Zimbabwe	Mined Ores

RCOI: Reasonable Country of Origin Inquiry. Data provided in aggregated fashion by the third parties noted.

* In 2022, IBM carried out an orderly wind-down of its business in Russia. During 2023, RMI and other accreditation source data continued identifying the Russian Federation as a country of origin for 3TG. IBM has no affirmative knowledge that minerals from this country are incorporated into finished products furnished to IBM. To the extent that minerals from this country were used, they would have been substantially transformed outside of the United States in a third country by a non-U.S. person before being incorporated into production of certain products that IBM manufactures or contracts to manufacture.